EXHIBIT 10.2

AMENDMENT NO. 1 TO
SENIOR MANAGEMENT AND KEY EMPLOYEE
SEVERANCE AGREEMENT

This Amendment No. 1 to Senior Management and Key Employee Severance Agreement ("Amendment"), dated as of December 10, 2007, is made and entered into by and between Computer Sciences Corporation, a Nevada corporation (the "Company"), and Michael W. Laphen (the "Executive") for the purpose of amending the Senior Management and Key Employee Severance Agreement, dated as of August 11, 2003, by and between the Company and the Executive (the "Severance Agreement").

WHEREAS, the Company and the Executive have entered into a Management Agreement dated as of September 10, 2007 (the "Management Agreement");

WHEREAS, as reflected in Section 6 of the Management Agreement, the Company has designated the Executive as a member of Group A under the terms of the Computer Sciences Corporation Senior Management and Key Employee Severance Plan, effective September 10, 2007 (the "Designation"); and

WHEREAS, in order to effectuate the Designation, the Company and the Executive desire to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the second and third sentences of Section 1 of the Severance Agreement, which currently read in their entirety as follows:

"The Executive is hereby designated a member of Group B under the Plan and shall be entitled to all of the rights and benefits applicable to employees of the Company in such Group under the Plan.  The Company agrees to be bound by the Plan and to provide to the Executive all of the benefits provided to employees of the Company who are members of Group B under the Plan subject to the terms and conditions of the Plan."

are hereby amended to read in their entirety as follows:

"The Executive is hereby designated a member of Group A under the Plan and shall be entitled to all of the rights and benefits applicable to employees of the Company in such Group under the Plan.  The Company agrees to be bound by the Plan and to provide to the Executive all of the benefits provided to employees of the Company who are members of Group A under the Plan subject to the terms and conditions of the Plan."

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPUTER SCIENCES CORPORATION		EXECUTIVE

By:	/s/ Hayward D. Fisk	/s/ Michael W. Laphen
	Hayward D. Fisk	Michael W. Laphen

(Address for Notice)

(Designated Beneficiary)

(Address for Beneficiary)